Exhibit 10.17

AMENDMENT TO

DONALD E. STOUT’S MEMBERSHIP TO

THE BOARD OF DIRECTORS

OF AUGME TECHNOLOGIES, INC.

The Agreement dated January 4, 2011 between Donald E. Stout and Augme Technologies, Inc. (“Augme” or the “Company”) is hereby amended:

Original Agreement:

The Board also approved the following compensation package:

You will receive a stock option grant of 300,000 unregistered options of common stock of the Company at an exercise price of $2.85 (which exercise price is not less than the closing price for the Company stock on the date of the Board approval of your appointment to the Board (January 4, 2010)), which options will vest 1/36 per month with a term of a five (5) years, per the terms and conditions of the Company’s standard stock option agreement (which agreement includes accelerated (100%) vesting upon a Change in Control of the Company).  In addition, you will receive a quarterly stock option grant, commencing with the Company’s fiscal fourth quarter ending February 28, 2011, equal to six-thousand (6,000) options per quarter in which you are a member of the Board on the last day of the quarter, which options (a) shall have an exercise price equal to the 20-day trailing average closing price of the stock (from the last day of the quarter) with respect to the quarter of which the grant relates; and (b) shall have the same vesting period and term as described above.

Replaced with:

The Board also approved the following compensation package:

You will receive a stock option grant of 300,000 unregistered options of common stock of the Company at an exercise price of $2.85 (which exercise price is not less than the closing price for the Company stock on the date of the Board approval of your appointment to the Board (January 4, 2010)), which options will vest 1/36 per month, over a three year period, with a term of a five (5) years, per the terms and conditions of the Company’s standard stock option agreement (which agreement includes accelerated (100%) vesting upon a Change in Control of the Company).  In addition, you will receive a quarterly stock option grant, commencing with the Company’s fiscal fourth quarter ending February 28, 2011, equal to six-thousand (6,000) options per quarter in which you are a member of the Board on the last day of the quarter, which options (a) shall have an exercise price equal to the 10-day trading days before the last day of each fiscal quarter which the grant relates; and (b) shall have the same vesting period and term as described above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITTNESS WHEREOF, the parties have executed this Amendment to Donald E. Stout’s Membership to the Board of Directors of Augme Technologies, Inc. as of March 16, 2011.

ACCEPTED BY:	ACCEPTED BY:

Name: Shelly Meyers	Name: Donald E. Stout

Title: Chairwoman	Title: Director